CONSENT OF PETERS GEOSCIENCES

The undersigned hereby consents to:

(i)	the filing of the written disclosure (the “Technical Disclosure”) regarding:
	(a)	the technical report entitled “The Daneros Mine Project, San Juan County, Utah, U.S.A.” dated July 18, 2012;
(b)

the technical report entitled “Updated Technical Report on Energy Fuels Resources Corporation’s Whirlwind Property (Including Whirlwind, Far West, and Crosswind Claim Groups and Utah State Metalliferous Minerals Lease ML- 49312), Mesa County, Colorado and Grand County, Utah”, dated March 15, 2011;

	(c)	the technical report entitled “Updated Technical Report on Sage Plain Project (Including the Calliham Mine), San Juan County, Utah USA” dated March 18, 2015; and
	(d)	the technical report entitled “Technical Report on Energy Fuels Inc.’s La Sal District Project,” dated March 25, 2014,

contained in the Annual Report on Form 10-K for the period ended December 31, 2015 (the “10-K”) of Energy Fuels Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 Registration Statement being filed with the SEC, and any amendments thereto (the “S-3”); and

(iii)	the use of our name in the 10-K and the S-3.

PETERS GEOSCIENCES

Name: Douglas C. Peters
Title: President

Date: April 15, 2016